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                                                                    Exhibit 99.1



             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]


Board of Directors
ASARCO Incorporated
180 Maiden Lane
New York, NY  10038

Members of the Board:

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of ASARCO Incorporated ("ASARCO") as Appendix B to the Joint Proxy Statement and Prospectus of ASARCO and Cyprus Amax Minerals Company ("Cyprus Amax") relating to the proposed business combination involving ASARCO and Cyprus Amax and references thereto in such Joint Proxy Statement and Prospectus under the captions "SUMMARY - Opinions of Financial Advisors" and "THE BUSINESS COMBINATION -- Opinion of ASARCO'S Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                             By:  /s/ Credit Suisse First Boston Corporation
                                  ----------------------------------------------
                                  CREDIT SUISSE FIRST BOSTON CORPORATION



New York, New York
August 20, 1999